UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 19, 2012

Cogent Communications Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31227	52-2337274
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1015 31st St. NW, Washington, District of Columbia		20007
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-295-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2012, the stockholders approved an increase of 1,200,000 shares of common stock of the Company available for grant under the Company’s 2004 Incentive Award Plan, as amended (the "Award Plan").

On April 19, 2012, the Board of Directors, after consultation with the Compensation Committee, made awards of restricted stock to the executive officers of the Company pursuant to the Award Plan.

David Schaeffer, Chairman, President and Chief Executive Officer, and founder of the Company, received an award of 360,000 shares of restricted stock. A block of 50,000 shares will vest on May 1, 2013 and 10,000 shares will vest on the first day of each month thereafter until fully vested on December 1, 2015. An additional award of 100,000 shares will cliff vest on December 31, 2015.

Thaddeus Weed, Vice President and Chief Financial Officer of the Company, received an award of 48,000 shares of restricted stock. A block of 5,000 shares will vest on May 1, 2013 and 1,000 shares will vest on the first day of each month thereafter until fully vested on December 1, 2016. An additional award of 25,000 shares will cliff vest on December 31, 2016.

Robert Beury, Timothy O’Neill, Jeffrey Karnes and Raymond B. Kummer, all Vice Presidents of the Company, each received an award of 48,000 shares of restricted stock. A block of 5,000 shares will vest on May 1, 2013 and 1,000 shares will vest on the first day of each month thereafter until fully vested on December 1, 2016

The terms and conditions of the grants that have monthly vesting shall be as set forth in the form of grant award document which is attached hereto as Exhibit 10.1. The terms and conditions of the two grants with cliff vesting shall be as set forth in the form of grant award document which is attached hereto as Exhibit 10.2.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 19, 2012, the Company held its 2012 Annual Meeting of Stockholders at 1015 31st Street NW, Washington, DC 20007. Out of 45,943,892 shares outstanding and authorized to vote at the Annual Meeting as of the record date of February 24, 2012, proxies representing 40,313,534 shares, or 87.7% of outstanding shares, were voted.

Under Proposal 1, the following nominees were elected to the Company’s Board of Directors, each to hold office until his successor is elected and qualified, in the amounts noted below:

David Schaeffer: FOR: 33,686,863; WITHHELD: 1,972,334
Steven D. Brooks: FOR: 29,230,086; WITHHELD: 6,429,111
Erel N. Margalit: FOR: 23,645,918; WITHHELD: 12,013,279
Timothy Weingarten: FOR: 23,679,422; WITHHELD: 11,979,775
Richard T. Liebhaber: FOR: 33,707,001; WITHHELD: 1,952,196
D. Blake Bath: FOR: FOR: 33,548,582; WITHHELD: 2,110,615
Marc Montagner: FOR: 34,692,667; WITHHELD: 966,530

Broker non-votes for Proposal 1 were 4,654,337 shares.

Stockholders approved Proposal 2 at the Annual Meeting of Stockholders, ratifying the appointment of Ernst & Young, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2012. The vote on to this proposal number 2 was as follows: FOR: 37,910,345; AGAINST: 2,346,251; ABSTAIN: 56,938.

Stockholders approved Proposal 3, an amendment of the 2004 Incentive Award Plan to increase the number of shares of common stock in the plan by 1,200,000 additional new shares. The vote on proposal number 3 was as follows: FOR: 27,179,170; AGAINST: 7,537,093; ABSTAIN: 942,934. Broker non-votes for Proposal 3 were 4,654,337 shares.

Stockholders approved Proposal 4 an advisory vote concerning executive compensation. The vote on proposal number 4 was as follows: FOR: 24,365,736; AGAINST: 11,228,295; ABSTAIN: 65,166. Broker non-votes for Proposal 4 were 4,654,337 shares.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Group, Inc.

April 20, 2012	By:	David Schaeffer

Name: David Schaeffer
Title: CEO and President

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Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Award dated April 19, 2012 - monthly vest (filed herewith).
10.2	Form of Restricted Stock Award dated April 19, 2012 - cliff vest (filed herewith).